UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2014

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Gary Gelbfish, M.D.

On May 12, 2014, Gary Gelbfish, M.D. resigned as a member of our Board of Directors.  His resignation was not related to any disagreement with our company on any matter relating to our operations, policies or practices.

(e)           Employment Agreement with Randy D. Milby

On May 9, 2014, we entered into an employment agreement, effective March 31, 2014, with our Chief Executive Officer, Randy Milby. Unless renewed pursuant to the terms thereof, the agreement will expire on March 31, 2016. Pursuant to the agreement, we must use best efforts to cause Mr. Milby to be elected as a member of our Board of Directors and we must include him in the management slate for election as a director at every stockholders meeting during the term of the agreement at which his term as a director would otherwise expire. Mr. Milby will not receive additional compensation for his services as a member of our Board of Directors.

 In exchange for his service as our Chief Executive Officer, Mr. Milby will receive an annual base salary of $300,000.00, up to 50% of which may be paid in the form of unregistered common stock at the discretion of Mr. Milby and subject to specified limitations. Mr. Milby will be eligible for an annual target bonus, the cash portion of which may equal up to 100% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by the Board, and specified personal objectives, predetermined by the Board and Mr. Milby. Mr. Milby’s annual bonus, if any, will be paid in cash or a combination of cash and equity, provided that the equity portion will make up no more than 50% of the value of such annual bonus. Mr. Milby is eligible to participate in all employee benefits available to our senior executives from time-to-time, and we must designate Mr. Milby as a named insured on our directors’ and officers’ liability insurance policy. Pursuant to the agreement, Mr. Milby is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses.

If we terminate Mr. Milby’s employment for Cause (as defined below), Mr. Milby will be entitled to receive only the accrued compensation due to him as of the date of such termination, all shares of restricted stock then held by him will be forfeited to us as of such date, and all unexercised options to purchase shares of our capital stock, whether or not vested, will immediately terminate. If Mr. Milby resigns for other than Good Reason, he will be entitled only to payment of his accrued compensation as of such date. If we terminate Mr. Milby’s employment other than for Cause, death or disability, or if Mr. Milby resigns for Good Reason (as each such term is defined below), Mr. Milby will continue to receive his base salary and benefits for a period of 12 months following the effective date of the termination of his employment, or, in the case of benefits, such as he receives equivalent coverage and benefits under plans and programs of a subsequent employer. All shares of restricted stock and all unvested options to purchase shares of our capital stock then held by Mr. Milby will be accelerated and deemed to have vested as of the effective date of the termination of his employment. To the extent any of the aforementioned benefits cannot be provided to former employees, we will pay Mr. Milby a lump-sum payment in the amount necessary to allow Mr. Milby to purchase the equivalent benefit(s). Upon a Change of Control of our company (as defined in the agreement), all shares of our company’s restricted stock and all unvested options to purchase shares of our capital stock then held by Mr. Milby will be accelerated and deemed to have vested as of the date of such Change of Control.

For purposes of the agreement, “Cause” is defined as: (a) the willful failure, disregard or refusal by Mr. Milby to perform his material duties or obligations under the agreement; (b) any willful, intentional, or grossly negligent act by Mr. Milby having the effect of materially injuring (whether financial or otherwise and as determined reasonably and in good-faith by a majority of the members of our Board of Directors) the business or reputation of our company or any of its affiliates (provided, however, that this provision will not apply to any company affiliate that is engaged in a business competitive with our company’s business); (c) Mr. Milby’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (d) a good faith determination by the Board and/or any government representative or agency that Mr. Milby is a ‘bad actor” as defined by 17 CFR 230.506(a); (e) the good faith determination by our Board of Directors, after a reasonable and good-faith investigation by our company following any allegation by another employee of our company, that Mr. Milby engaged in some form of harassment prohibited by law (including, without limitation, harassment on the basis of age, sex, or race) unless Mr. Milby’s actions were specifically directed by the Board; (f) any material misappropriation or embezzlement by Mr. Milby of the property of our company or its affiliates (whether or not a misdemeanor or felony); or (g) any breach by Mr. Milby of any material provision of the agreement that is not cured by him to our reasonable satisfaction within 30 days after written notice thereof.

For purposes of the agreement, “Good Reason” is defined as: (a) any material breach of the agreement by our company if Mr. Milby has provided us with written notice of the breach within 90 days of the breach and we have not cured such breach within 30 days from such notice; (b) without Mr. Milby’s express written consent, we materially reduce his duties, responsibilities, or authority as Chief Executive Officer including, without limitation, a change in the line of reporting between him and our Board of Directors, that causes his position with us to become of less responsibility or authority than his position as of the effective date of the agreement; (c) a relocation of our principal place of business outside the New York metropolitan area or to a location more than 50 miles from the immediately preceding location without Mr. Milby’s written consent; (d) a material reduction in his annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation; or (e) our failure to include Mr. Milby in our management’s slate for election to the Board.

Item 8.01   Other Events.

On May 13, 2014, CorMedix Inc. announced in a press release the date for an earnings call to review financial results and highlights for the first quarter ended March 31, 2014.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.25	Employment Agreement, effective as of March 31, 2014, between the Company and Randy D. Milby.

99.1	Press release dated May 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2014	CORMEDIX INC.

	By:	/s/ Randy Milby
		Name:	Randy Milby
		Title:	Chief Executive Officer